Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-249198) and Form S-8 (No. 333-235802) of Natura &Co Holding S.A.  of our report dated April 8, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

São Paulo, April 8, 2022

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

PricewaterhouseCoopers, Av. Brigadeiro Faria Lima 3732, 16º andar, partes 1 e 6, Edifício Adalmiro Dellape Baptista B32,

São Paulo, SP, Brasil, 04538-132

T: +55 (11) 4004-8000, www.pwc.com.br